UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2018

ADURO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37345	94-3348934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Heinz Avenue

Berkeley, California 94710

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.02.	Termination of a Material Definitive Agreement.

On September 25, 2018, Aduro Biotech, Inc. (“we” or the “Company”) received written notices of termination from Janssen Biotech, Inc. (“Janssen”) for its Research and License Agreements pertaining to the Company’s proprietary attenuated strains of Listeria for treatment of lung and prostate cancers. Specifically, Janssen delivered notice for the following agreements (the “Janssen Agreements”): (i) the Research and License Agreement, dated as of October 13, 2014, as amended by that certain Amendment to Research and License Agreements, dated as of November 11, 2015 (the “Amendment”); (ii) the Research and License Agreement, dated as of May 27, 2014, as amended by the Amendment; and (iii) the GVAX Prostate License Agreement, dated as of May 27, 2014. The terminations are effective December 24, 2018.

Under the terms of the Janssen Agreements, the Company granted Janssen an exclusive, worldwide license to research, develop, manufacture, use, sell and otherwise exploit products containing ADU-214, ADU-741 and GVAX Prostate for any and all uses. Additionally, the Company granted Janssen exclusive rights to develop products utilizing the Company’s proprietary attenuated strains of Listeria for treatment of lung and prostate cancers. The Company previously received upfront license fees and milestone payments upon completion of various development activities and was eligible to receive future contingent payments based on development, regulatory and commercial milestones as well as royalties on any net sales of licensed products by Janssen under each of the Janssen Agreements. Pursuant to the terms of the Janssen Agreements, upon Janssen’s termination, the Company regains worldwide rights for the development and commercialization of products containing ADU-214, ADU-741 and GVAX Prostate for any and all uses. In addition, Janssen will have certain obligations as set forth in the Janssen Agreements, including (i) immediately ceasing its use of any Company intellectual property and (ii) promptly returning or destroying any materials related to the development or manufacturing of the products containing ADU-214, ADU-741 and GVAX Prostate.

The foregoing descriptions of the Janssen Agreements do not purport to be complete and are qualified in their entirety by the full text of the agreements. The Janssen Agreements were filed as Exhibits 10.18, 10.19 and 10.20 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on March 11, 2015, and the Amendment was filed as Exhibit 10.41 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 8, 2016.

Item 8.01.	Other Events.

The Company has prioritized advancement of its lead STING pathway activator ADU-S100 and its anti-APRIL antibody BION-1301. The Company will complete its personalized LADD (pLADD) ongoing phase 1 monotherapy trial, treating up to a total of 13 subjects in accordance with the current protocol.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, the prioritization of our STING and APRIL programs, rights and obligations following termination of the Janssen Agreements, and our plans for the pLADD program. In some cases you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our history of net operating losses and uncertainty regarding our ability to achieve profitability, our ability to develop and commercialize our product candidates, our ability to use and expand our technology platforms to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, our reliance on third parties, and our ability to obtain and adequately protect intellectual property rights for our product candidates. We discuss many of these risks in greater detail under the heading “Risk Factors” contained in our quarterly report on Form 10-Q for the quarter ended June 30, 2018, which is on file with the Securities and Exchange Commission. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2018

ADURO BIOTECH, INC.

By:	/s/ Jennifer Lew
Name:	Jennifer Lew
Title:	Chief Financial Officer